    As filed with the Securities and Exchange Commission on January 12, 2000
                                               Registration No. 333-____________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                              OAK TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                                    77-0161486
   (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                                 139 KIFER COURT
                           SUNNYVALE, CALIFORNIA 94086
               (Address of principal executive offices) (Zip Code)

                                  ------------

           XIONICS DOCUMENT TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN XIONICS DOCUMENT TECHNOLOGIES, INC. 1995 STOCK OPTION PLAN
           XIONICS DOCUMENT TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
       XIONICS DOCUMENT TECHNOLOGIES, INC. 1996 DIRECTOR STOCK OPTION PLAN
                      (AS ASSUMED BY OAK TECHNOLOGY, INC.)
                            (Full title of the Plan)

                                  ------------

                                  YOUNG K. SOHN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              OAK TECHNOLOGY, INC.
                                 139 KIFER COURT
                           SUNNYVALE, CALIFORNIA 94086
                     (Name and address of agent for service)

                                 (408) 737-0888
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed              Proposed
        Title of Securities to be            Amount to be         Maximum Offering     Maximum Aggregate         Amount of
                Registered                   Registered(1)       Price per Share(2)    Offering Price(2)      Registration Fee
   ------------------------------------- ---------------------- --------------------- --------------------- ---------------------
   Xionics Document Technologies, Inc.
   1993 STOCK OPTION PLAN
   -------------------------------
   Common Stock, $0.001 par value            103,507 shares             $2.45              $253,592.15              $66.95

   Xionics Document Technologies, Inc.
   1995 STOCK OPTION PLAN
   -------------------------------
   Common Stock, $0.001 par value            420,787 shares             $0.39              $164,106.93              $43.33

   Xionics Document Technologies, Inc.
   1996 STOCK OPTION PLAN
   -------------------------------
   Common Stock, $0.001 par value          2,773,046 shares             $2.33            $6,461,197.18           $1,705.76

   Xionics Document Technologies, Inc.
   1996 DIRECTOR STOCK OPTION PLAN
   ------------------------------------
   Common Stock, $0.001 par value             25,197 shares             $2.22             $55,937.34               $14.77
                                           -----------------                                               ---------------------
                                           3,322,537 shares
                                           -----------------
                                           -----------------
   Aggregate Registration Fee                                                                                   $1,830.81
                                                                                                            ---------------------
                                                                                                            ---------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Xionics Document Technologies, Inc. 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1996 Director Stock Option Plan (as assumed by Registrant) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share in effect for the outstanding options under the Xionics Document Technologies, Inc. 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1996 Director Stock Option Plan as assumed by Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Oak Technology, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K filed with the Commission on September 28, 1999 for the fiscal year ended June 30, 1999, as amended by Forms 10-K/A filed with the Commission on October 26, 1999 and December 9, 1999, respectively;

         (b) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on November 15, 1999 for the period ended September 30, 1999;

         (c) The Registrant's Registration Statement No. 000-25298 on Form 8-A filed with the SEC on December 16, 1994, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock; and

         (d) The Registrant's Registration Statement No. 000-25298 on Form 8-A12G filed with the SEC on August 21, 1997, together with Amendment No. 1 on Form 8-A12B/A filed with the SEC on November 25, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit. The Registrant has adopted provisions in its Restated Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Restated Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under

Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

                  In addition, the Registrant has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER    EXHIBIT
--------------    -------
         4        Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statements No. 000-25298 on
                  Form 8-A and No. 000-25298 on Form 8-A12G (together with
                  Amendment No. 1 on Form 8-A12B/A), together with any exhibits thereto, which are incorporated herein by reference pursuant to Items 3(b) and 3(c) to this Registration Statement.
         5        Opinion and consent of Brobeck, Phleger & Harrison LLP.
         23.1     Consent of KPMG LLP, Independent Public Accountants.
         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
         24       Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
         99.1     Xionics Document Technologies, Inc. 1993 Stock Option Plan.
         99.2     Xionics Document Technologies, Inc. 1995 Stock Option Plan.
         99.3     Xionics Document Technologies, Inc. 1996 Stock Option Plan.
         99.4     Xionics Document Technologies, Inc. 1996 Director Stock Option
                  Plan.
         99.5     Form of Xionics Document Technologies, Inc. Stock Option
                  Agreement.
         99.6     Form of Oak Technology, Inc. Stock Option Assumption
                  Agreement.


Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Xionics Document Technologies, Inc. 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1996 Director Stock Option Plan as assumed by Registrant.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 11th day of January, 2000.

                               OAK TECHNOLOGY, INC.


                                By:  /s/ Young K. Sohn
                                     -----------------------------------------
                                     Young K. Sohn
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Oak Technology, Inc., a Delaware corporation, do hereby constitute and appoint Robert O. Hersh, Shawn Soderberg and Timothy Tomlinson and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                       TITLE                                    DATE
----------------------------------------   ------------------------------------------             -----------------
/s/ Young K. Sohn                          President, Chief Executive Officer and                 January 11, 2000
-------------------------------------
Young K. Sohn                              Director (Principal Executive Officer)



/s/ Robert O. Hersh                        Vice President and Chief Financial Officer             January 11, 2000
-------------------------------------
Robert O. Hersh                            (Principal Financial and Accounting Officer)


/s/ David D. Tsang                         Chairman of the Board and Director                     January 11, 2000
-------------------------------------
David D. Tsang


                                       II-4


               SIGNATURE                                       TITLE                                    DATE
----------------------------------------   ------------------------------------------             -----------------
/s/ Richard B. Black                       Vice-Chairman of the Board and Director                January 11, 2000
-------------------------------------
Richard B. Black



/s/ Ta-lin Hsu                             Director                                               January 11, 2000
-------------------------------------
Ta-lin Hsu



/s/ Timothy Tomlinson                      Director                                               January 11, 2000
-------------------------------------
Timothy Tomlinson



                                           Director                                               January __, 2000
-------------------------------------
Albert Y.C. Yu


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                              OAK TECHNOLOGY, INC.

                                  EXHIBIT INDEX


EXHIBIT NUMBER        EXHIBIT
        4             Instruments Defining the Rights of Stockholders. Reference
                      is made to Registrant's Registration Statements No.
                      000-25298 on Form 8-A and No. 000-25298 on Form 8-A12G
                      (together with Amendment No. 1 on Form 8-A12B/A), together with any exhibits thereto, which are incorporated herein
                      by reference pursuant to Items 3(b) and 3(c) to this
                      Registration Statement.
        5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of KPMG LLP, Independent Public Accountants.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24             Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
       99.1           Xionics Document Technologies, Inc. 1993 Stock Option Plan.
       99.2           Xionics Document Technologies, Inc. 1995 Stock Option Plan.
       99.3           Xionics Document Technologies, Inc. 1996 Stock Option Plan.
       99.4           Xionics Document Technologies, Inc. 1996 Director Stock Option Plan.
       99.5           Form of Xionics Document Technologies, Inc. Stock Option Agreement.
       99.6           Form of Oak Technology, Inc. Stock Option Assumption Agreement.
